UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

August 8, 2022

Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Harry D. Madonna as Executive Chair and Interim Chief Executive Officer

On August 8, 2022, the Board of the Company removed the interim designation and appointed Harry D. Madonna, Esq., age 79, as Executive Chair of the Board, effective immediately. Also on August 8, 2022, the Board appointed Mr. Madonna as Interim Chief Executive Officer of the Company, effective immediately, to fill the vacancy created by Vernon W. Hill, II’s resignation as Chief Executive Officer of the Company, based on his notice of resignation letter dated July 7, 2022.

Mr. Madonna has more than 30 years of banking experience, and has served as president of the Company since 2001, and as a director of the Company since 1988. In February 2021 he was also named as chairman emeritus of the Company. He previously served as chief executive officer of the Company from 2001 through February 2021. Mr. Madonna also served as chairman of Republic First Bank d/b/a Republic Bank (the “Bank”) from 1988 through February 2021 and chief executive officer of the Bank from 2001 through February 2021. He served as chairman of the Company from 1988 to 2016 and served as the Bank’s president from 2001 until May 2010. From 1999 through November 2012, Mr. Madonna served as executive chairman of First Bank of Delaware, a commercial bank headquartered in the state of Delaware, and served as its chief executive officer from January 2002 until July 2008. Mr. Madonna was of counsel to Spector Gadon & Rosen, PC, a general practice law firm located in Philadelphia, Pennsylvania from January 1, 2002 until June 30, 2005 and prior to that, was a partner of Blank Rome LLP, a law firm located in Philadelphia, Pennsylvania from 1980 until December 2001.

Mr. Madonna has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Madonna has an interest requiring a disclosure under Item 404(a) of Regulation S-K. The Company has not entered into any material agreement with Mr. Madonna in connection with his appointment as Interim Chief Executive Officer.

Reappointment of Harris Wildstein as Lead Independent Director

On August 8, 2022, the Board formally re-appointed Harris Wildstein, Esq. to serve as the Lead Independent Director of the Board. A copy of the Company’s press release, dated August 9, 2022, announcing the appointment of Mr. Madonna as Interim Chief Executive Officer of the Company and the appointment of Mr. Wildstein as the Lead Independent Director of the Board, is attached hereto as Exhibit 99.1.

Resignation of Vernon W. Hill, II and Barry L. Spevak

By letter dated August 8, 2022 (the “August 8 Letter”), Vernon W. Hill, II, a director and member of the Special Committee of the Board and chief executive officer of the Bank, and Barry L. Spevak, a director and member of the Audit Committee of the Board (the “Audit Committee”), provided written notice to the Company of their resignation as members of the Board and the Bank’s board of directors, effective immediately. Messrs. Hill and Spevak disclosed their reasons for resigning in the August 8 Letter, alleging, among other things, deprivation of meaningful representation in the management of the Company’s affairs. The Board disagrees with the allegations by Messrs. Hill and Spevak set forth in the August 8 Letter and notes that a Special Litigation Committee of the Board has been formed to respond to demands by shareholders of the Company to investigate, among other things, whether claims should be brought by the Company against Messrs. Hill and Spevak, as well as current director, Brian Tierney, based upon allegations of improper conduct they may have taken against the Company or any of its operations.

On August 8, 2022, the Board appointed Andrew B. Cohen to the Audit Committee, filling the vacancy created by Mr. Spevak’s resignation, effective immediately.

The Company has provided Messrs. Hill and Spevak with a copy of the foregoing disclosure and provided them the opportunity to furnish the Company as promptly as possible with a letter stating whether they agree with the statements made by the Company in response to this item and, if not, stating the respects in which they do not agree. The Company will amend this Form 8-K and file a letter it receives from Messrs. Hill or Spevak as an exhibit if it is addressed to the Company and specifies the aspects of the statements made by the Company that they disagree with.

A copy of the August 8 Letter submitted by Messrs. Hill and Spevak is attached hereto as Exhibit 99.2.

Important Additional Information

The Company intends to file a proxy statement and may file a proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the 2022 Annual Meeting and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated August 9, 2022, of Republic First Bancorp, Inc.
99.2	Letter from Vernon W. Hill, II and Barry L. Spevak, dated August 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: August 12, 2022

	By:	/s/ Frank A. Cavallaro
	Name:	Frank A. Cavallaro
	Title:	Executive Vice President and Chief Financial Officer

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